EXHIBIT (a)(1)(E)

Offer to Purchase for Cash

Up to 9,000,000 Shares of its Common Stock

at a Purchase Price not greater than $18.50 per Share
nor less than $18.00 per Share

THE OFFER, WITHDRAWAL RIGHTS AND PRORATION PERIOD WILL EXPIRE AT 5:00 P.M., NEW YORK CITY TIME, ON TUESDAY, MAY 3, 2005, UNLESS THE OFFER IS EXTENDED.

April 5, 2005

To Our Clients:

        Enclosed for your consideration are the Offer to Purchase, dated April 5, 2005, and the related Letter of Transmittal (which together, as they may be amended or supplemented from time to time, constitute the "Offer") in connection with the Offer by TNS, Inc., a Delaware corporation (the "Company"), to purchase 9,000,000 shares (or such lesser number of shares as are properly tendered and not properly withdrawn) of its common stock, par value $0.001 per share (the "Shares"), at a price not greater than $18.50 nor less than $18.00 per Share net to the seller in cash, without interest, upon the terms and subject to the conditions set forth in the Offer.

        The Company will determine a single price per Share, not greater than $18.50 nor less than $18.00 per Share, net to the seller in cash (the "Purchase Price"), that it will pay for Shares properly tendered pursuant to the Offer, taking into account the number of Shares so tendered and the prices specified by tendering stockholders. The Company will select the lowest Purchase Price that will allow it to buy 9,000,000 Shares (or such lesser number of Shares as are properly tendered at prices not greater than $18.50 nor less than $18.00 per Share). All Shares properly tendered on or before the Expiration Date at prices at or below the Purchase Price and not properly withdrawn will be purchased at the Purchase Price, upon the terms and subject to the conditions of the Offer, including the odd lot, proration and conditional tender provisions of the Offer. All Shares acquired in the Offer will be acquired at the same Purchase Price. Shares tendered at prices greater than the Purchase Price and Shares not purchased because of proration and conditional tenders will be returned at the Company's expense to the stockholders who tendered such Shares. The Company reserves the right, in its sole discretion, to purchase more than 9,000,000 Shares pursuant to the Offer. See Sections 1 and 15 of the Offer to Purchase.

        If the number of Shares validly tendered and not properly withdrawn on or before the Expiration Date is less than or equal to 9,000,000 Shares (or such greater number of Shares as the Company may elect to purchase pursuant to the Offer), the Company will, upon the terms and subject to the conditions of the Offer, purchase at the Purchase Price all Shares so tendered.

        THE BOARD OF DIRECTORS OF THE COMPANY AND A SPECIAL COMMITTEE OF THE BOARD OF DIRECTORS COMPOSED OF INDEPENDENT DIRECTORS NOT AFFILIATED WITH THE COMPANY'S CONTROLLING STOCKHOLDER HAVE APPROVED THE OFFER. HOWEVER, NEITHER THE COMPANY, ITS BOARD OF DIRECTORS, THE SPECIAL COMMITTEE, THE DEALER MANAGER, INFORMATION AGENT OR THE DEPOSITARY ARE MAKING ANY RECOMMENDATION TO STOCKHOLDERS AS TO WHETHER TO TENDER OR REFRAIN FROM TENDERING THEIR SHARES. EACH STOCKHOLDER MUST MAKE THE DECISION WHETHER TO TENDER SHARES AND, IF SO, HOW MANY SHARES AND AT WHAT PRICE OR PRICES SHARES SHOULD BE TENDERED. THE COMPANY'S DIRECTORS (OTHER THAN THE DIRECTORS AFFILIATED WITH THE COMPANY'S CONTROLLING STOCKHOLDER) AND EXECUTIVE OFFICERS HAVE ADVISED THE COMPANY THAT THEY DO NOT INTEND TO TENDER SHARES PURSUANT TO THE OFFER.

        THE COMPANY'S CONTROLLING STOCKHOLDER, THE GTCR FUNDS (AS DEFINED IN THE OFFER TO PURCHASE), HAS COMMITTED TO TENDER 6,000,000 SHARES PURSUANT TO THE OFFER.

        We are the owner of record of Shares held for your account. As such, we are the only ones who can tender your Shares, and then only pursuant to your instructions. We are sending you the Letter of Transmittal for your information only; you cannot use it to tender Shares we hold for your account.

        Please instruct us as to whether you wish us to tender any or all of the Shares we hold for your account on the terms and subject to the conditions of the Offer.

        We call your attention to the following:

          1.     You may tender Shares at prices not greater than $18.50 nor less than $18.00 per Share as indicated in the attached Instruction Form, net to you in cash, without interest.

          2.     The Offer is not conditioned on any minimum number of Shares being tendered. The Offer is, however, subject to certain other conditions set forth in the Offer to Purchase, including closing on an amended and restated senior secured credit facility pursuant to the terms and conditions contained in the Commitment Letter (as defined in the Offer to Purchase) and on terms satisfactory to the Company.

          3.     The Offer, withdrawal rights and proration period will expire at 5:00 p.m., New York City time, on Tuesday, May 3, 2005, unless the Company extends the Offer (the "Expiration Date").

          4.     The Offer is for 9,000,000 Shares, constituting approximately 32% of the Company's outstanding common stock as of March 31, 2005.

          5.     Tendering stockholders who are registered holders will not be obligated to pay any brokerage commissions or solicitation fees to the Dealer Manager, Depositary, Information Agent or the Company or, subject to Instruction 8 of the Letter of Transmittal, stock transfer taxes on the Company's purchase of Shares pursuant to the Offer.

          6.     If you held beneficially or of record, as of the close of business on April 4, 2005, and continue to hold as of the Expiration Date, an aggregate of fewer than 100 Shares, and you instruct us to tender on your behalf all such Shares at or below the Purchase Price before the Expiration Date and check the box captioned "Odd Lots" in the attached Instruction Form, the Company, upon the terms and subject to the conditions of the Offer, will accept all such Shares for purchase before proration, if any, of the purchase of other Shares properly tendered at or below the Purchase Price.

          7.     If you wish to condition your tender upon the purchase of all Shares tendered or upon the Company's purchase of a specified minimum number of the Shares which you tender, you may elect to do so and thereby avoid possible proration of your tender. If, because of proration, the minimum number of Shares designated will not be purchased, the Company may accept conditional tenders by random lot, if necessary. To elect such a condition complete the section below captioned "Conditional Tender."

          8.     If you wish to tender portions of your Shares at different prices, you must complete a separate Instruction Form for each price at which you wish to tender each such portion of your Shares. We must submit separate Letters of Transmittal on your behalf for each such price you will accept for each such portion tendered.

          9.     You should consult with your broker or financial tax advisor on the possibility of designating the priority in which your Shares will be purchased in the event of pro ration.

          If you wish to have us tender any or all of your Shares, please so instruct us by completing, executing, detaching and returning to us the attached Instruction Form. An envelope to return your Instruction Form to us is enclosed. If you authorize us to tender your Shares, we will tender all such Shares unless you specify otherwise on the attached Instruction Form.

        YOUR PROMPT ACTION IS REQUESTED. YOUR INSTRUCTION FORM SHOULD BE FORWARDED TO US IN AMPLE TIME TO PERMIT US TO SUBMIT A TENDER ON YOUR BEHALF ON OR BEFORE THE EXPIRATION DATE OF THE OFFER. THE OFFER, WITHDRAWAL RIGHTS AND PRORATION PERIOD WILL EXPIRE AT 5:00 P.M., NEW YORK CITY TIME, ON TUESDAY, MAY 3, 2005, UNLESS THE COMPANY EXTENDS THE OFFER.

        As described in Section 1 of the Offer to Purchase, if more than 9,000,000 Shares (or such greater number of Shares as the Company may elect to purchase) have been properly tendered at or below the Purchase Price and not properly withdrawn prior to the Expiration Date, the Company will purchase tendered Shares on the basis set forth below:

  •
  First, the Company will purchase all Shares tendered by any Odd Lot Holder who:

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  (1)    tenders all Shares owned beneficially or of record by the Odd Lot Holder at a price at or below the Purchase Price selected by the Company (tenders of less than all of the Shares owned by the Odd Lot Holder will not qualify for this preference); and (2)    completes the section entitled "Odd Lots" in the Letter of Transmittal and, if applicable, in the Notice of Guaranteed Delivery.

  •
  Second, after the purchase of all of the Shares properly tendered by Odd Lot Holders, subject to the conditional tender provisions described in Section 6 in the Offer to Purchase, the Company will purchase all other Shares tendered at prices at or below the Purchase Price on a pro rata basis, with appropriate adjustments to avoid purchases of fractional Shares, determined by dividing the remaining number of Shares to be purchased by the Company in the Offer by the number of all Shares tendered (other than by Odd Lot Holders given priority as described above); and

  •
  Third, if necessary to permit the Company to purchase 9,000,000 Shares, Shares conditionally tendered (for which the condition was not initially satisfied) at or below the Purchase Price selected by the Company and not properly withdrawn prior to the Expiration Date, will, to the extent feasible, be selected for purchase by random lot. To be eligible for purchase by random lot, stockholders whose Shares are conditionally tendered must have tendered all of their Shares.

        The Offer is being made to all holders of Shares. The Offer is not being made to, nor will tenders be accepted from or on behalf of, holders of Shares of common stock of the Company residing in any jurisdiction in which the making of the Offer or acceptance thereof would not be in compliance with the laws of that jurisdiction.

INSTRUCTION FORM
INSTRUCTIONS FOR TENDER OF SHARES OF TNS, INC.

        Please tender to the Company on (our)(my) behalf, the number of Shares indicated below, which are beneficially owned by (us)(me) and registered in your name, upon terms and subject to the conditions contained in the Offer to Purchase of the Company dated April 5, 2005, and the related Letter of Transmittal, the receipt of both of which is acknowledged.

NUMBER OF SHARES TO BE TENDERED:                          SHARES*

*
Unless otherwise indicated above, if you complete and return this form, all of the Shares we hold for your account will be tendered.

PRICE (IN DOLLARS) PER SHARE AT WHICH SHARES ARE BEING TENDERED

        THE UNDERSIGNED IS TENDERING SHARES AS FOLLOWS (CHECK ONLY ONE BOX):

(1)
SHARES TENDERED AT PRICE DETERMINED PURSUANT TO THE OFFER

        By checking the ONE box below INSTEAD OF ONE OF THE BOXES UNDER "Shares Tendered at Price Determined by Stockholder," the undersigned hereby tenders Shares at the Purchase Price, as the same shall be determined by the Company in accordance with the terms of the Offer.

  ☐
  I want to maximize the chance of having the Company accept for purchase all the Shares I am tendering (subject to the possibility of proration). Accordingly, by checking this one box instead of one of the price boxes below, I hereby tender Shares at, and am willing to accept, the Purchase Price resulting from the Offer process. This action could result in receiving a price as low as $18.00 per Share.

OR

(2)
SHARES TENDERED AT PRICE DETERMINED BY STOCKHOLDER

        By checking ONE of the following boxes below INSTEAD OF THE BOX UNDER "Shares Tendered at Price Determined Pursuant of the Offer," the undersigned hereby tenders Shares at the purchase price checked. This action could result in none of the Shares being purchased if the Purchase Price determined by the Company for the Shares is less than the purchase price checked below. (Shareholders who desire to tender Shares at more than one price must complete a separate Instruction Form for each price at which Shares are to be tendered.)

  ☐
  $18.00

  ☐
  $18.25

  ☐
  $18.50

IF MORE THAN ONE BOX IS CHECKED OR IF NO BOX IS CHECKED,
THERE IS NO PROPER TENDER OF SHARES.

THE METHOD OF DELIVERY OF THIS DOCUMENT IS AT THE OPTION AND RISK OF THE TENDERING STOCKHOLDER. IF DELIVERY IS BY MAIL, REGISTERED MAIL WITH RETURN RECEIPT REQUESTED, PROPERLY INSURED, IS RECOMMENDED. IN ALL CASES, SUFFICIENT TIME SHOULD BE ALLOWED TO ASSURE DELIVERY.

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ODD LOTS

(See Instruction 9 to Letter of Transmittal)

        To be completed ONLY if the Shares are being tendered by or on behalf of a person owning, beneficially or of record, as of the close of business on April 4, 2005, and who continues to own beneficially or of record as of the Expiration Date, an aggregate of fewer than 100 Shares. The undersigned either (CHECK ONE BOX):

☐
By checking this box the undersigned represents that the undersigned owned beneficially or of record as of the close of business on April 4, 2005, and continues to own beneficially or of record as of the Expiration Date, an aggregate of fewer than 100 Shares and is tendering all of such Shares.

  In addition, the undersigned is tendering Shares either (CHECK ONE BOX):

☐
At the Purchase Price, as the same shall be determined by the Company in accordance with the terms of the Offer (persons checking this box need not indicate the price per Share below); or

☐
At the price per Share indicated above under "Shares Tendered at Price Determined by Stockholder."

CONDITIONAL TENDER

(See Instruction 6 to Letter of Transmittal)

        A tendering stockholder may condition his or her tender of Shares upon the Company purchasing a specified minimum number of the Shares tendered by the tendering stockholder, all as described in Section 6 of the Offer to Purchase. Unless at least that minimum number of Shares indicated below is purchased from the tendering stockholder by the Company pursuant to the terms of the Offer, none of the Shares tendered by the tendering stockholder will be purchased. It is the tendering stockholder's responsibility to calculate that minimum number of Shares that must be purchased from the tendering stockholder if any are purchased, and each stockholder is urged to consult his or her own tax advisor.

        Unless this box has been checked and a minimum specified, the tender will be deemed unconditional.

☐
The minimum number of Shares that must be purchased from the tendering stockholder, if any are purchased, is:              Shares.

        If, due to proration, the minimum number of Shares designated will not be purchased, the Company may accept conditional tenders by random lot, if necessary. However, to be eligible for purchase by random lot, the tendering stockholder must have tendered all of his or her Shares and checked the following box:

☐
The tendered Shares represent all Shares held by the undersigned.

SIGNATURE

Signatures(s):
(Please Print)
Name(s):

Taxpayer Identification or Social Security Number:

Address(es):

(Including Zip Code)
Area Code/Phone Number:

Date:

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